EXHIBIT 10.2

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the "Amendment") dated as of the 1st day of May, 2003 amends that certain Employment Agreement (the "Agreement") dated September 3, 2002 between CryoLife, Inc., a Florida corporation ("CryoLife") and Steven G. Anderson (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the parties inadvertently failed to include certain agreements respecting major medical and life insurance benefits they intended to include in the Agreement when they prepared and executed the Agreement; and

     WHEREAS, in order to correct this mistake, the parties have entered into this Amendment.

     NOW, THEREFORE, in consideration of the premises, the promises hereinafter set forth and other good and valuable consideration, and in order to amend the Agreement so that it correctly contains all of the agreements and understandings of the parties, the Agreement is hereby amended as follows effective as of September 3, 2002:

     1. Paragraph 6(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

          (b) Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, this Agreement shall terminate without further obligation to the Employee's legal representatives under this Agreement, other than for (i) payment of obligations occurring through the Date of Termination plus one year's salary and (ii) for the provision of health insurance to Employee's wife, Ann B. Anderson. In the event of Employee's demise prior to the termination of this Agreement, CryoLife agrees to continue the major medical insurance described in the schedules attached to this Agreement for Employee's wife, Ann B. Anderson, for the duration of her life.

     2. The following paragraph is added to Exhibit A of the Agreement:

          Life Insurance. The life insurance benefits described in the attached pages from the CryoLife Employee Handbook but without the maximum benefit limitation of $350,000.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Employee has hereunder set the Employee's hand and, pursuant to the authorization from the Compensation Committee of its Board, CryoLife has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.



                                  /s/ Steven G. Anderson
                                  -------------------------------------------
                                  Steven G. Anderson


                                  CRYOLIFE, INC.



                                  By:  /s/ Ronald D. McCall
                                       ---------------------------------------
                                       Ronald D. McCall, Esq.
                                       Director, Compensation Committee
                                       Member